As filed with the Securities and Exchange Commission on April 2, 2007
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MATRITECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-2985132
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

330 Nevada Street
Newton, Massachusetts 02460
(617) 928-0820
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

2006 Equity and Incentive Plan
as amended September 15, 2006
(Full title of the plan)

Stephen D. Chubb
Chief Executive Officer
MATRITECH, INC.
330 Nevada Street
Newton,  Massachusetts 02460
(617) 928-0820
(Name, Address, Including Zip Code and Telephone Number, Including Area Code of Agent for Service)

Copy to:

Barbara F. Johnson, Esq.
CHOATE, HALL & STEWART LLP
Two International Place
Boston, MA  02110
(617) 248-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Offering Price	Amount of Registration Fee(3)
2006 Equity and Incentive Plan as amended September 15, 2006 Common Stock, $.01 par value	4,000,000 shares	$0.51	(2)	$2,040,000	$30.70

(1)
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate amount of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock splits, stock dividends or similar transactions.

(2)
The price of $0.51 per share, which is the average of the high and low sales prices per share of Common Stock on the American Stock Exchange on March 29, 2007 is set forth solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act and has been used only for those shares without a fixed exercise price.

(3)	Calculated pursuant to Section 6(b) of the Securities Act, as amended.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Form S-8 will be sent or given to the employees, officers and directors who have been granted options, restricted stock, restricted stock units or other awards under the 2006 Equity and Incentive Plan as amended September 15, 2006, as specified by Rule 428(b)(1) of the Securities Act.  In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as Prospectuses or Prospectus Supplements pursuant to Rule 424.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Matritech, Inc. (“Matritech” or the “Company”) with the SEC, File No. 001-12128 are incorporated in this Registration Statement by reference as of their respective dates:

(a)	Matritech’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed under the Securities Exchange Act of 1934 (the “Exchange Act’) on March 27, 2007;

(b)
Matritech’s Current Reports on Form 8-K filed on January 19, 2007, January 24, 2007, February 6, 2007, March 1, 2007, March 19, 2007 and March 30, 2007, provided that the information deemed “furnished” in such reports and not deemed “filed” is not incorporated herein; and

(c)
The section entitled “Description of Registrant’s Securities to be Registered” contained in Matritech’s Registration Statement on Form S-1, as amended, which was incorporated by reference in Matritech’s Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act filed with the Commission on March 10, 1992, including any amendment or report filed for the purpose of updating the description of Matritech’s common stock.

All documents subsequently filed with the SEC by Matritech pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the provisions of Section 145 of the Delaware General Corporation Law (“DGCL”) the Company has the power to indemnify certain persons, including its officers and directors, under stated circumstances and subject to certain limitations, for liabilities incurred in connection with services performed in good faith for the Company or for other organizations at the request of the Company.

Article Seventh of the Company’s Amended and Restated Certificate of Incorporation, as amended, provides that no director of the Company shall be liable for monetary damages for breach of fiduciary duty, except to the extent that the DGCL prohibits the elimination of liability of directors for breach of fiduciary duty.

Article Twelfth of the Company’s Amended and Restated Certificate of Incorporation, as amended, provides that a director or officer of the Company (a) shall be indemnified by the Company against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the

Company) brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Company against all expenses (including attorneys’ fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Company brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Company, unless a court determines that despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses.

Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Company against all expenses (including attorneys’ fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

Article Twelfth of the Company’s Amended and Restated Certificate of Incorporation, as amended, further provides that the indemnification provided therein is not exclusive and provides that in the event that the DGCL is amended to expand or limit the indemnification permitted to directors or officers, the Company must indemnify those persons to the fullest extent permitted by such law, as so amended.

In addition to the indemnification provided by Section 145 of the DGCL, the Company has entered into an Indemnity Agreement with each of its directors pursuant to which the Company agrees to indemnify that director for (1) all expenses, liabilities, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any legal action, suit or proceeding against the director by reason of the fact that he was an agent of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceedings had no reasonable cause to believe his conduct was unlawful, and (2) all expenses incurred in connection with the investigation, defense, settlement or appeal of any legal action or proceeding brought against the director by or in the right of the Company by reason of any action taken or not taken by him in his capacity as a director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The Company is not obligated under the terms of the Indemnity Agreements to indemnify its directors (a) for expenses or liabilities paid directly to the directors by directors’ and officers’ insurance, (b) on account of any claims against the directors for an accounting of profits made from the purchase or sale by directors of securities of the Company pursuant to Section 16(b) of the Exchange Act, as amended, (c) if indemnification would not be lawful.

The Company also maintains directors’ and officers’ liability insurance to insure its directors and certain officers against certain liabilities and expenses that arise out of or in connection with their capacities as directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 4.1	Specimen Common Stock Certificate (originally filed as Exhibit 4.2 to Matritech’s Registration Statement No. 33-46158 on Form S-1 and incorporated herein by reference).

Exhibit 4.2
Amended and Restated Certificate of Incorporation (originally filed as Exhibits 3, 4.1 to Matritech’s Registration Statement No. 33-46158 on Form S-1 and re-filed in electronic form as Exhibit 3.1 to Matritech’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

Exhibit 4.3
Amended and Restated By-Laws (originally filed as Exhibits 3.2, 4.1 to Matritech’s Registration Statement No. 33-46158 on Form S-1 and re-filed in electronic form as Exhibit 3.2 to Matritech’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

Exhibit 4.4
Certificate of Amendment dated June 16, 1994, of Amended and Restated Certificate of Incorporation of the Registrant (originally filed as Exhibit 3.2 of Matritech’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 and re-filed in electronic form as Exhibit 3.3 to Matritech’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

Exhibit 4.5
Certificate of Amendment dated June 5, 1995, of Amended and Restated Certificate of Incorporation of the Registrant (originally filed as Exhibit 3.3 of Matritech’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 and re-filed in electronic form as Exhibit 3.4 to Matritech’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

Exhibit 4.6
Certificate of Amendment dated June 26, 2002, of Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 4.6 to Matritech’s Registration Statement No. 333-96701 on Form S-8, filed on July 18, 2002 and incorporated herein by reference).

Exhibit 4.7
Certificate of Amendment, dated June 11, 2004, of Amended and Restated Certificate of Incorporation (filed as Exhibit 3.5 to Matritech’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004 and incorporated herein by reference).

Exhibit 4.8
Certificate of Amendment dated June 9, 2006 of Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to Matritech’s Current Report on Form 8-K filed on June 13, 2006 and incorporated herein by reference).

Exhibit 4.9
Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, dated March 4, 2005 (filed as Exhibit 4.1 to Matritech’s Current Report on Form 8-K filed on March 8, 2005 and incorporated herein by reference).

Exhibit 4.10
Certificate of Correction of Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (filed as Exhibit 4.1 to Matritech’s Form 8-K/A filed March 25, 2005 and incorporated herein by reference)

Exhibit 4.11
Amendment to Certificate of Designations, Preferences and Rights of Series A Preferred Stock (filed as Exhibit 4.1 to Matritech’s Current Report on Form 8-K filed January 17, 2006 and incorporated herein by reference).

Exhibit 4.12
Amendment to Certificate of Designations, Preferences and Rights of Series A Preferred Stock (filed as Exhibit 4.10 to Matritech’s Form 8-K filed January 24, 2007 and incorporated herein by reference).

Exhibit 4.13	2006 Equity and Incentive Plan as amended September 15, 2006 (filed as Exhibit 10.1 to Matritech’s Form 8-K filed September 19, 2006 and incorporated herein by reference).

Exhibit 5.1	Opinion of Choate, Hall & Stewart LLP.

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

Exhibit 23.2	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

ITEM 9.  UNDERTAKINGS.

(a)	Matritech hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)
To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by Matritech pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
Matritech hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Matritech’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Matritech pursuant to the provisions described in Item 6, or otherwise, Matritech has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Matritech of expenses incurred or paid by a director, officer or controlling person of Matritech in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Matritech will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts on April 2, 2007.

Matritech, Inc.

By:	/s/ Stephen D. Chubb
Stephen D. Chubb
Director, Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen D. Chubb his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) hereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen D. Chubb	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	April 2, 2007
Stephen D. Chubb

/s/ David L. Corbet	Director, President and Chief Operating Officer	April 2, 2007
David L. Corbet

/s/ Richard A. Sandberg	Director and Chief Financial Officer, (Principal Financial and Accounting Officer)	April 2, 2007
Richard A. Sandberg

/s/ Walter O. Fredericks	Director	April 2, 2007
Walter O. Fredericks

/s/ Judith Kurland	Director	April 2, 2007
Judith Kurland

/s/ Bruce Lehman	Director	April 2, 2007
Bruce Lehman

/s/ David B. Musket	Director	April 2, 2007
David B. Musket
/s/ Jonathan M. Niloff	Director	April 2, 2007
Jonathan M. Niloff
/s/ Robert J. Rosenthal	Director	April 2, 2007
Robert J. Rosenthal
/s/ T. Stephen Thompson	Director	April 2, 2007
T. Stephen Thompson

/s/ C. William Zadel	Director	April 2, 2007
C. William Zadel

Exhibit No.	Description of Exhibit

Exhibit 4.1	Specimen Common Stock Certificate (originally filed as Exhibit 4.2 to Matritech’s Registration Statement No. 33-46158 on Form S-1 and incorporated herein by reference).

Exhibit 4.2
Amended and Restated Certificate of Incorporation (originally filed as Exhibits 3, 4.1 to Matritech’s Registration Statement No. 33-46158 on Form S-1 and re-filed in electronic form as Exhibit 3.1 to Matritech’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

Exhibit 4.3
Amended and Restated By-Laws (originally filed as Exhibits 3.2, 4.1 to Matritech’s Registration Statement No. 33-46158 on Form S-1 and re-filed in electronic form as Exhibit 3.2 to Matritech’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

Exhibit 4.4
Certificate of Amendment dated June 16, 1994, of Amended and Restated Certificate of Incorporation of the Registrant (originally filed as Exhibit 3.2 of Matritech’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 and re-filed in electronic form as Exhibit 3.3 to Matritech’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

Exhibit 4.5
Certificate of Amendment dated June 5, 1995, of Amended and Restated Certificate of Incorporation of the Registrant (originally filed as Exhibit 3.3 of Matritech’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 and re-filed in electronic form as Exhibit 3.4 to Matritech’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

Exhibit 4.6
Certificate of Amendment dated June 26, 2002, of Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 4.6 to Matritech’s Registration Statement No. 333-96701 on Form S-8, filed on July 18, 2002 and incorporated herein by reference).

Exhibit 4.7
Certificate of Amendment, dated June 11, 2004, of Amended and Restated Certificate of Incorporation (filed as Exhibit 3.5 to Matritech’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004 and incorporated herein by reference).

Exhibit 4.8
Certificate of Amendment dated June 9, 2006 of Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to Matritech’s Current Report on Form 8-K filed on June 13, 2006 and incorporated herein by reference).

Exhibit 4.9
Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, dated March 4, 2005 (filed as Exhibit 4.1 to Matritech’s Current Report on Form 8-K filed on March 8, 2005 and incorporated herein by reference).

Exhibit 4.10
Certificate of Correction of Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (filed as Exhibit 4.1 to Matritech’s Form 8-K/A filed March 25, 2005 and incorporated herein by reference)

Exhibit 4.11
Amendment to Certificate of Designations, Preferences and Rights of Series A Preferred Stock (filed as Exhibit 4.1 to Matritech’s Current Report on Form 8-K filed January 17, 2006 and incorporated herein by reference).

Exhibit 4.12
Amendment to Certificate of Designations, Preferences and Rights of Series A Preferred Stock (filed as Exhibit 4.10 to Matritech’s Form 8-K filed January 24, 2007 and incorporated herein by reference).

Exhibit 4.13	2006 Equity and Incentive Plan as amended September 15, 2006 (filed as Exhibit 10.1 to Matritech’s Form 8-K filed September 19, 2006 and incorporated herein by reference).

Exhibit 5.1	Opinion of Choate, Hall & Stewart LLP.

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

Exhibit 23.2	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).